Exhibit 99.1

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LIFFE GIVES NOTICE TO TERMINATE CLEARING RELATIONSHIP AGREEMENT WITH LCH.CLEARNET LTD

Amsterdam, Brussels, Lisbon, London, New York, Paris – Friday 29 June 2012 – NYSE Euronext (NYX) today confirmed that its London derivatives market, LIFFE Administration and Management (LIFFE) has now given formal notice of termination with respect to the services currently received from LCH.Clearnet Ltd under the Clearing Relationship Agreement to support NYSE Liffe Clearing, NYX’s London-based derivatives clearing service.

Subject to regulatory approval, LIFFE intends to expand NYSE Liffe Clearing to commence functioning as a fully integrated Central Counterparty (CCP) – NYSE Clearing – from the end of June 2013, including assuming responsibility for default management arrangements, risk management, collateral and treasury activities and banking and payment systems.

In March this year, NYSE Euronext announced its clearing strategy and commitment to delivering significant operational and margin efficiencies for its clients by building out NYSE Clearing as a full service derivatives clearing platform. Today’s announcement reaffirms the Exchange’s commitment to deliver a fully self-sufficient Central Counterparty from the end of June 2013.

Subject to further regulatory approval, following the start of operations of NYSE Clearing as a fully integrated CCP, NYSE Euronext intends to develop new arrangements for OTC clearing and migrate the clearing of the NYSE Liffe continental derivatives markets in Amsterdam, Brussels, Lisbon and Paris to the London based CCP. This will generate further benefits for customers in terms of capital and operational savings, and further synergies for NYX shareholders. Trading arrangements and regulatory oversight of the NYSE Liffe continental derivatives markets will remain unchanged. In addition, NYSE Euronext continues to work with LCH.Clearnet SA to establish a new long term clearing arrangement for its European regulated cash markets.

About NYSE Euronext NYSE

Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets – the New York Stock Exchange, NYSE Euronext, NYSE MKT, NYSE Alternext and NYSE Arca – represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index. For more information, please visit: http://www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s 2011 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.